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                                                                     EXHIBIT 5.1

                       [Letterhead of King & Spalding LLP]

                               September 28, 2004


Board of Directors
America Service Group Inc.
105 Westpark Drive
Suite 200
Brentwood, Tennessee  37027

      RE:   AMERICA SERVICE GROUP INC. -- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

            We have acted as counsel for America Service Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 1,626,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), to be issued in connection with the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan (the "Plan").

         As such counsel, we have examined and relied upon the Registration Statement, the Plan and such other records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plan will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts and circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ King & Spalding LLP

                                   King & Spalding LLP